EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is made and entered into this 30th day of May, 1996, by and between MIAMI COMPUTER SUPPLY, INC. (the "Company") and RICHARD A. NEWKOLD (the "Executive").

                                   WITNESSETH:

     WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed by the Company;

     NOW, THEREFORE, upon the terms and conditions hereinafter set forth, it is hereby agreed between the parties as follows:

I. DUTIES

     A. Upon the terms and subject to the conditions of this Agreement, the Company hereby employs the Executive as Vice President of the Company, and the Executive hereby accepts said employment.

     B. The Executive's employment with the Company shall be full time provided, however, that he shall not be restricted from the pursuit of other business interests, hobbies, or interests which neither compete nor interfere with his duties on behalf of the Company.

     C. The Executive's areas of responsibility shall be as directed by the Board of Directors and the President of the Company and may include certain aspects of the Company's business, such as identification, analysis and work with potential acquisitions for the Company and any other duties specified by the Board of Directors. The Executive shall, from time to time and as requested, report to the Board of Directors with respect to his activities. The Executive agrees to exercise his duties and responsibilities hereunder in good faith, with reasonable diligence, and in accordance with sound business practice.

     D. The Executive shall devote his full business time and efforts and all reasonable energy and skill to the business of the Company and shall use his best efforts to promote the interest thereof. The Executive's services shall be rendered with due regard for the prompt, efficient and economical operation of the business of the Company.

     E. Except for occasional business trips which may be necessary or desirable in connection with the performance of the Executive's duties, the Executive shall not be required, without his consent, which shall not be unreasonably withheld, to perform any duties at any location outside of a one hundred (100) mile radius from Dayton, Ohio.


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Newkold Employment Agreement
Page 2

II. TERMS AND CONDITIONS OF EMPLOYMENT

     A. This Agreement shall commence on the date hereof and shall terminate on the earliest to occur of:

          1. December 31, 1997;

          2. The death of the Executive; or

          3. On written notice of termination from the Company to the Executive, which notice may be given only on or after there shall have elapsed a consecutive period of 90 days, (or a non-consecutive period of 120 days during any twelve month period) during which the Executive was physically or mentally incapacitated and unable to perform his duties hereunder.

     B. In addition to the events described in the foregoing Section II.A., the Company shall be entitled to terminate this Agreement upon written notice to the
Executive:

          1. For cause, which for purposes of this Agreement shall mean the refusal to perform, or the substantial neglect of, or an intentional failure to perform, a material portion of the Executive's duties and obligations on behalf of the Company, which actions or inactions are not reasonably cured within ten
(10) days after receipt of written notice from the Company with respect thereto; willful misconduct; breach of a fiduciary duty involving personal gain; any material breach of this Agreement; or

          2. If the Executive has been convicted of a felony or a crime involving moral turpitude, theft, fraud, embezzlement, intentional or reckless conversion or destruction of Company funds or assets.

     C. The Executive shall have the right to terminate this Agreement upon reasonable notice to Company:

          1. For cause, which for purposes of this Agreement shall mean the failure of the Company to provide resources which are necessary to the fulfillment of the Executive's responsibilities, and which failure(s) are not reasonably cured within ten (10) days after receipt of written notice hereof from the Executive;

          2. Upon the express direction of the Board of Directors to perform any action or inaction which, in the reasonable opinion of the Executive and upon written advice of his counsel is illegal;


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Newkold Employment Agreement
Page 3

          3. Upon the threatened or actual insolvency or receivership of the Company not caused by any action or inaction of the Executive; or

          4. Upon the failure of the Company to perform its obligations to Executive as set forth in this Agreement.

     D. Termination in accordance with any of the foregoing provisions of Sections II.A., B. or C. above shall be effective on the date applicable to the particular termination section referred to above (the "Termination Date"), and from and after such date, this Agreement shall be of no further force and effect; provided, however, that no such termination shall affect a party's rights to seek damages or other relief in respect of a breach by the other party of his or its obligations under this Agreement and, no such termination shall affect the Company's rights under Sections IV. and V., herein, or the Executive's rights under Section III. hereof with respect to any compensation accrued or stock vested through such date of termination. For purposes of this Agreement and as used anywhere herein, the phrase "fully and finally terminated for cause" or "fully and finally terminate" shall mean the later of thirty (30) days from the date of receipt of written notice of termination from one party to the other, or the date of a final decision as a result of the Alternative Dispute Resolution ("ADR") format set forth in Section IX. of this Agreement.

III. BASE SALARY

     A. Executive shall be paid a base salary ("Base Salary") as follows:

                                           PER MONTH
                                           ---------

          Through December 31, 1996         $ 8,200

          Year 1997                           8,528

     B. In addition to the Base Salary, a bonus will be paid to Executive on an annual basis as determined by the Board of Directors in good faith in consideration of Executive's work on acquisitions during the year and the performance of his other duties. Executive will be furnished an automobile (up to $35,000, 1996 value) and insurance, repairs, gas, oil, fees, etc., and such other per diem allowances, as approved by the Board of Directors, equaling no more than $1,200 per month for his use for Company business.

     C. Executive will be able to take up to twelve (12) weeks vacation per year.

     D. During the term of the Agreement, Executive shall be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing, stock option, employee stock ownership, or other plans, benefits and privileges given to employees and


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Newkold Employment Agreement
Page 4

executives of the Company, to the extent commensurate with his then duties and responsibilities, as fixed by the Board of Directors of the Company. The Company shall not make any changes in such plans, benefits or privileges which would adversely affect Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Company and does not result in a proportionately greater adverse change in the rights of or benefits to Executive as compared with any other executive officer of the Company. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the Base Salary payable to Executive pursuant to Section III.A. hereof.

     E. In addition to the foregoing, the Executive shall at all times during the period of the Executive's employment under this Agreement be eligible to participate in and to be covered by all plans, if any, effective generally with respect to executives of the Company with respect to life insurance, accident insurance, health insurance, hospitalization, disability, and other benefits of whatsoever kind or description, to the extent the Executive is eligible under the terms of such plans, on the same basis as other executives of the Company and without restriction or limitation by reason of this Agreement. The Executive shall be entitled to all of the fringe benefits and perquisites of office of whatsoever kind or description made available generally to other executives of the Company, including, but not limited to, customary paid holidays, without restriction or limitation by reason of any specific benefit provided for in this Agreement. In the event Executive's employment is terminated pursuant to Section II.A. or C., the Company shall continue to pay for Executive's health insurance (which coverage shall include his spouse) until Executive reaches the age of 65 and thereafter the Company shall pay premiums for Medicare Supplemental Insurance for Executive and his spouse on the policy selected by the Executive until the Executive becomes 70 years old.

     F. The Company shall pay or reimburse the Executive for all reasonable out-of-pocket expenses incurred or paid by him in connection with the performance of his duties under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as the Company may reasonably require.

IV. VALUATION OF SHARES UPON TERMINATION

     A. If Executive is terminated for cause prior to December 31, 1997, and provided that Company's shares are not publicly traded on the Termination Date, then Company, at its sole option exercised by written notice to Executive thirty
(30) or more days from the date of Executive's full and final termination, shall be entitled to mandate that Executive's entire equity interest in the Company be redeemed. The value of the Executive's equity interest in the Company shall be not less than 70% of the per share purchase price as set forth in the Stock Purchase Agreement by and among Pittsburgh Investment Group LLC, the Company, the Executive and other former stockholders of the Company dated April 25, 1996, as amended. In


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Newkold Employment Agreement
Page 5

the event that Executive and Company cannot agree upon the value of Executive's redeemable equity interest, then such issue shall be resolved pursuant to ADR as set forth in Section IX. of this Agreement. All monies due and owing pursuant to this Section IV.A. to Executive shall be fully paid within thirty (30) days of the date of the ADR decision or of the date set forth in a written agreement of the parties whichever shall first occur.

     B. If Executive terminates this Agreement for cause or is himself fully and finally terminated for cause prior to December 31, 1997, and the Company's shares are publicly traded, then and in such event, Executive shall not be restricted hereby in the disposition of his entire equity interest in the Company, subject to applicable federal and state securities laws.

     C. If Executive terminates this Agreement for cause prior to December 31, 1997, and provided that the Company's shares are not publicly traded, then Executive, at his option exercised by written notice to the Company within thirty (30) days from the date of full and final termination, shall be entitled to have his entire interest in the Company redeemed. In the event that Executive and Company cannot agree upon the value of Executive's redeemable interest, then such issue shall be resolved pursuant to ADR as set forth in Section IX. of this Agreement. All monies due and owing to Executive shall be fully paid within thirty (30) days of the date of the ADR decision or of the date set forth in a written agreement of the parties whichever shall first occur.

     D. In the event that this Agreement is terminated as a result of Executive's death, and in the further event that the Company's shares shall not be publicly traded at such time, then the value of the deceased's interest in the Company shall be established by agreement between the Company and authorized representatives of Executive's estate. In the event that no such agreement can be reached, the parties shall submit the unresolved issues to ADR pursuant to
Section IX. of this Agreement.

     E. In the event Executive is permanently disabled (as defined by standard disability insurance policies) and is unable to reasonably perform the aggregate of his assigned responsibilities and this Agreement is terminated as a result thereof, and in the further event that the Company's shares shall not be publicly traded at such time, then the Company, at its sole option exercised by written notice within thirty (30) days after the Date of Termination, may require the redemption of Executive's equity interest in the Company. In the event that the Company and Executive (or his legally appointed representatives) cannot agree on the value of Executive's equity interest, then such issue shall be resolved pursuant to ADR as set forth in Section I.X. of this Agreement. All monies due and owing to Executive shall be fully paid within thirty (30) days of the date of the ADR decision or of the date set forth in a written agreement of the parties whichever shall first occur.


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Newkold Employment Agreement
Page 6

V. NON-COMPETITION

     A. 1. The Company has disclosed to Executive its confidential business plans, marketing strategies, advertising copy, funding sources, wholesale and retail customer lists, equipment sources, financial projections and results and other information in the course of Executive's occupation as a Vice President of the Company. This information and similar information yet to be developed by the Executive is generally unknown to the pubic and gives the Company a competitive advantage over those who do not have access to this information. The Company has taken and will take care to protect this information from becoming generally known. The Company has revealed this information to the Executive on the condition that he keep it confidential and will require confidentiality from the Executive and all other persons with access to the information in the future. The information described above, therefore, constitutes valuable trade secrets of the Company and is referred to below as "Proprietary Information." In the course of performing his duties under this Agreement, the Executive will both help develop and be privy to Proprietary Information.

     2. The Company has and shall retain all exclusive rights in the Proprietary Information. During the term of this Agreement and any extension hereof and for so long after its termination or expiration as permitted by law, Executive shall not disclose Proprietary Information to any third party or make any commercial or academic use of the Proprietary Information without the express written consent of the Company, which consent may be withheld for any or no reason in the Company's sole discretion.

     3. These restrictions on the use and disclosure of Proprietary Information shall survive the expiration or termination of this Agreement, regardless of the grounds or lack of grounds therefor. The parties recognize and agree that, in the event of a threatened or actual breach of this Section V.A., the Company's remedy at law will be inadequate to fully compensate the Company for its losses. Therefore, the Company may enforce its rights hereunder by equitable remedies, including without limiting the generality of the foregoing, injunctive relief and specific performance.

     B.1. During the term of this Agreement and for twelve (12) months after the Termination Date, Executive hereby covenants and agrees that the Executive (and any person or entity controlled by, under common control with or controlling the Executive) will not sell or distribute or be financially or otherwise associated with anyone that sells or distributes computer supplies in an area within a one hundred (100) mile radius of any existing office of the Company. For purposes of this Section V.B.1., "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person or entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the activities, affairs, management or policies of such person or entity, whether through personal relationship, the ownership of voting securities or by contract or otherwise.


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Newkold Employment Agreement
Page 7

     2. The Executive agrees that in the event that the Executive commits a breach or threatens to commit a breach of any of the provisions of this Section V.B., the Company shall have the right and remedy to have the provisions of this
Section V.B. specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause immediate irreparable injury to the Company and that money damages will not provide an adequate remedy at law for any such breach or threatened breach. Such right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity.

     3. If any of the provisions of or covenants contained in this Section V.B. are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any other jurisdiction, which shall be given full effect, without regard to the invalid portions or the unenforceability in such other jurisdiction because of the duration or geographic scope thereof, the parties agree that the court making such determination shall have the power to reduce the duration and/or geographic scope of such provision or covenants and, in its reduced form, said provision or covenant shall be enforceable; provided, however, that the determination of such court shall not affect the unenforceability of this Section V.B. in any other jurisdiction.

VI. ENTIRE AGREEMENT

     This Agreement constitutes the entire agreement as to the subject matter hereof and there are not terms other than those contained herein. No variation hereof or amendment hereto shall be deemed to be a valid unless in writing and signed by the parties hereto. No waiver by either party of any provision or condition of this Agreement by him or it to be performed shall be deemed to be a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.

VII. BINDING EFFECT

     This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, and the Executive, his heirs, executors, administrators and legal representatives.

VIII. GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio. However, all disputes between the parties shall be resolved by ADR in the jurisdiction wherein the Executive is domiciled.


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Newkold Employment Agreement
Page 8

IX. ALTERNATIVE DISPUTE RESOLUTION

     A. The parties agree that it is in their best interests to resolve all disputes or controversies arising out of this Agreement in a cost effective and timely manner. Therefore, all such unresolved disputes or controversies shall be determined through a format of ADR, to be mutually agreed upon between the parties. All ADR determinations shall be final and binding upon the parties unless otherwise agreed in writing.

     B. In the event that the parties are unable to agree on an ADR format, dispute resolution shall take place through the American Arbitration Association or, if agreed, another mutually acceptable ADR organization.

X. INDEMNIFICATIONS; WITHHOLDING

     A. The Company shall fully indemnify and hold harmless Executive from any and all claims, demands, judgments, liens, subrogation, or costs incurred by Executive with respect to any shareholder derivative action or other claims or suits against Company and/or its Board of Director by individuals, firms, or entities not a party to this Agreement to the extent permitted by the Company's Articles of Incorporation, Bylaws and applicable corporate law.

     B. The Company shall provide Executive with a policy of insurance during the term of Executive's employment which covers errors and omissions of the Executive while in the course and scope of his employment with the Company or its affiliates or divisions, if such policy is obtainable and the premium therefore is commercially reasonable, in the sole discretion of the Board of Directors.

     C. All payments required to be made by the Company hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine should be withheld pursuant to any applicable law or regulation.

XI. NOTICES

     A. Any notices or other communication required or permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid, addressed, if to the Executive, to him at 10970 Mudlick Road, Dayton, Ohio 45440, and if to the Company, to it at 3884 Indian Ripple Road, Dayton, Ohio 45440, Attention: President.

     B. For purposes of all notices to be given pursuant to or arising out of this Agreement including a demand for ADR, a party will be presumed to have received written notice on the date of the actual receipt thereof.


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Newkold Employment Agreement
Page 9

     IN WITNESS WHEREOF, the Company and the Executive have set their hands on the date above written.



ATTEST:


/s/ Rochelle T. Hayes                   By: /s/ Richard A. Newkold
- ---------------------                      -----------------------
                                           Richard A. Newkold
                                           "Executive"


                                        MIAMI COMPUTER SUPPLY, INC.
ATTEST:


/s/ Rochelle T. Hayes                   By: /s/ Al Schwarz
- ---------------------                      ---------------
                                        Name:  Albert L. Schwarz
                                        Title: President
                                               "Company"